Exhibit 10.4


                                                                          [LOGO]

                               September 30, 1999

VIA FACSIMILE
- -------------


E-Loan, Inc.
6200 Village Parkway, Suite 102
Dublin, CA 94568
Attention Mr. Steve Majerus

RE:  Mortgage Loan Purchase and Sale Agreement

Dear Steve:

         Reference is hereby made to (a) the Mortgage Loan Purchase and Sale Agreement dated as of September 25, 1998 (the "Purchase Agreement") between Greenwich Capital Financial Products, Inc. ("Purchaser") and E-Loan, Inc. ("Seller") and (b) the Mortgage Loan Custodial Agreement dated as of September 16, 1998 (the "Custodial Agreement") among Purchaser, Seller and GE Capital Mortgage Services, Inc. ("Custodian"). Capitalized terms used but not defined herein shall have the meaning given to them in the Purchase Agreement, or if not defined therein, in the Custodial Agreement.

         Subject to the terms and conditions set forth in the Purchase Agreement, the Custodial Agreement and this letter agreement, Purchaser has agreed to purchase the Mortgage Loans listed on Schedule 1 hereto (the "Subject Mortgage Loan Pool") on the date hereof Notwithstanding anything to the contrary contained in Section 2 of the Purchase Agreement or elsewhere to the contrary, but subject to the terms of this letter agreement, Purchaser has agreed to pay the Purchase Price for the Subject Mortgage Loan Pool on the date hereof prior to its receipt of a Trust Receipt from the Custodian, provided that Purchaser shall have received copies of the executed Mortgage Notes for each Mortgage Loan in the Subject Mortgage Loan Pool.

         Notwithstanding Purchaser's payment of the Purchase Price for the Subject Mortgage Loan Pool, it shall be a condition subsequent to the effectiveness of the purchase thereof that (a) the Purchaser shall received, within five Business Days following the date hereof, an original Trust Receipt relating all of the Mortgage Loans in the Subject Mortgage Loan Pool, fully completed and authenticated by Custodian, which Trust Receipt shall indicate that there are no exceptions to the requirements set forth in the Custodial Agreement and which is otherwise acceptable to Purchaser in its sole discretion, and (b) the Purchaser shall have determined that the Mortgage Loans in the Subject Mortgage Loan Pool otherwise meet all of the requirements set forth in the Purchase Agreement and the Custodial Agreement.

         The parties agree that, if the foregoing conditions subsequent to effectiveness are not satisfied within five business days from the date hereof, the Seller shall, prior to 5:00 p.m. Eastern Standard Time on the fifth Business Day following the date hereof, remit the

                                                                    Exhibit 10.4


"Repayment Amount" (as defined below) to Purchaser by wire transfer in accordance with the following instructions: Chase Manhattan Bank, New York; ABA #021-000-021; Account Name: Greenwich Capital Financial Products; Account
Number: 1400-95961; Reference: E-Loan. The term "Repayment Amount" shall mean the full Purchase Price paid by the Purchaser for the Subject Mortgage Loan Pool plus interest calculated at the Pass-Through Rate for the period from and including the date of payment of the Purchase Price through and including the date of Purchaser's receipt of the Repayment Amount.

         Except as expressly provided herein, all other terms and conditions of the Purchase Agreement and the Custodial Agreement shall remain in full force and effect. This letter agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws or rules applied in the State of New York. For the purpose of facilitating the execution of this letter agreement, this letter agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

                                    Sincerely,

                                    /s/ MICHAEL PILLARI
                                    -------------------
                                    Michael Pillari

Acknowledged and Agreed As of the date first written above:

E-LOAN, INC.


By:   /s/ STEVEN M. MAJERUS
      -----------------------------------------------
      Name:  STEVEN M. MAJERUS
             ----------------------------------------
      Title:  VP SECONDARY MARKETING
              ---------------------------------------






                                      -2-